Exhibit 99.1

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684 5708
Website: www.nvsos.gov

Certificate of Change Pursuant
To NRS 78.209

USE BLACK INK ONLY- DO NOT HIGHLIGHT                                                                                                                                ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Change filed Pursuant to NRS 78.209
For Nevada Profit Corporations
1.      Name of corporation:

EN2GO INTERNATIONAL, INC.

2.      The board of directors has adopted a resolution pursuant to NRS 78.209 and has obtained any required approval of the stockholders.

3.      The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change:

900,000,000 shares of common stock; par value is $0.00001 per share.

4.      The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change:

90,000,000 shares of common stock; par value is $0.00001 per share.

5.      The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:

Currently there is 55,135,400 shares of common stock outstanding.  After the 1:10 reverse stock split, there will be 5,513,540 shares of common stock outstanding.

6.      The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:

Fractional shares will be rounded up to the nearest whole number.

7. Effective date of filing: (optional)	September 14, 2009
(must not be later than 90 days after the certificate is filed)

8.      Signature: (required)

PAUL FISHKIN	President
Signature of Officer	Title

IMPORTANT:   Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.                                                                                                                                Nevada Secretary of State Stock Split
                                                                                                                                                                       Revised: 3-6-09